Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Roland M. Jermyn, Jr., Chief Executive Officer and Chief Financial Officer of Alpha Petroleum Exploration Corporation (the “Company”), certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Annual Report on Form 10-K of the Company for the annual period ending September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

By:	/s/ Roland M. Jermyn, Jr.

Name:	Roland M. Jermyn, Jr.
Title:	Chief Executive Officer and Chief Financial Officer
Date:	August 22, 2007
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and Furnished to the Securities and Exchange Commission or its staff upon request.